Exhibit 12.1
                         First Citizens BancShares, Inc.
        Statement Re Computation of Ratios of Earnings to Fixed Charges
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
                                                                           Three Months
                                                                          Ended March 31,
                                                                --------------------------------
                                                                     1998            1997
                                                                     ----            ----
RATIO OF EARNINGS TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS:

     Net income                                                    $ 15,660         16,592
     Income taxes                                                     8,844          9,404
                                                                --------------------------------

     Income before income taxes                         (a)          24,504         25,996
                                                                --------------------------------

     Interest expense                                                71,447         61,706
     Less: interest on deposits                                      63,874         57,377
                                                                --------------------------------

     Fixed charges, excluding interest on deposits      (b)         $ 7,573          4,329
                                                                --------------------------------

Ratio of earnings to fixed charges
     excluding interest on deposits                [(a)+(b)]/(b)      4.24x          7.01x
                                                                    ======         ======


                                                                                       Year Ended December 31,
                                                                ------------------------------------------------------------
                                                                     1997           1996         1995        1994         1993
                                                                     ----           ----         ----        ----         ----
RATIO OF EARNINGS TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS:

     Net income                                                      70,558         65,467      56,906      50,969       55,585
     Income taxes                                                    39,492         36,207      30,423      26,867       28,641
                                                                  ------------------------------------------------------------

     Income before income taxes                         (a)         110,050        101,674      87,329      77,836       84,226
                                                                  ------------------------------------------------------------

     Interest expense                                               268,013        248,250     224,664     148,126      137,934
     Less: interest on deposits                                     243,749        230,905     207,234     137,292      130,354
                                                                  ------------------------------------------------------------

     Fixed charges, excluding interest on deposits      (b)          24,264         17,345      17,430      10,834        7,580
                                                                  ------------------------------------------------------------

Ratio of earnings to fixed charges
     excluding interest on deposits                [(a)+(b)]/(b)      5.54x          6.86x       6.01x       8.18x       12.11x
                                                                    ======       ======      ======      ======      ======


                                                                           Three Months
                                                                          Ended March 31,
                                                                --------------------------------
                                                                     1998            1997
                                                                     ----            ----

RATIO OF EARNINGS TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS:

     Net income                                                    $ 15,660         16,592
     Income taxes                                                     8,844          9,404
                                                                ---------------------------------

     Income before income taxes                         (a)          24,504         25,996
                                                                ---------------------------------

     Fixed charges (interest expense)                   (b)          71,447         61,706
                                                                ---------------------------------

Ratio of earnings to fixed charges
     including interest on deposits                [(a)+(b)]/(b)      1.34x          1.42x
                                                                    ======         ======



                                                                                       Year Ended December 31,
                                                                ------------------------------------------------------------
                                                                      1997           1996        1995        1994         1993
                                                                      ----           ----        ----        ----         ----
RATIO OF EARNINGS TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS:

     Net income                                                      70,558         65,467      56,906      50,969       55,585
     Income taxes                                                    39,492         36,207      30,423      26,867       28,641
                                                                 -----------------------------------------------------------

     Income before income taxes                         (a)         110,050        101,674      87,329      77,836       84,226
                                                                 -----------------------------------------------------------

     Fixed charges (interest expense)                   (b)         268,013        248,250     224,664     148,126      137,934
                                                                 -----------------------------------------------------------

Ratio of earnings to fixed charges
     including interest on deposits                [(a)+(b)]/(b)      1.41x          1.41x       1.39x       1.53x        1.61x
                                                                    ======         ======      ======      ======       =====
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